Exhibit 99.1

FOR IMMEDIATE RELEASE

Beacon Secures $19.5 Million Infrastructure Management Agreement

Expands Service Agreement with one of the World’s Largest Pharmaceutical and
Consumer Health Products Companies

LOUISVILLE, KY; CINCINNATI, OH; COLUMBUS, OH; December 19, 2008. Beacon Enterprise Solutions Group, Inc. (OTCBB Stock Symbol: BEAC) today announced that the company has significantly expanded its three year contract to provide IT design and infrastructure support services to one of the world’s largest pharmaceutical and consumer health products companies. The new business relates to the implementation of Beacon’s recently announced I3MAC (Innovative, Intelligent, Installation, Move, Add, Change) infrastructure management platform.

“Our I3MAC launch is the result of a long-term development project incorporating the knowledge base created from the integration of our Phase I acquisitions,” said Bruce Widener, CEO of Beacon Solutions. “We’ve had a long standing relationship with this customer and are pleased to now leverage our I3MAC technology platform to assist with their cost containment efforts and better support their IT/Telecom infrastructure needs.”

“This customer is one the world’s premier pharmaceutical and consumer health products companies with over 250 operating businesses and headquarters in New Jersey,” commented Rick Mills, President of Beacon Solutions. “Revenue generated under the new service agreement, subject to the achievement of performance objectives, is anticipated to be approx. $6.5 million per year for three years ($19.5 million total). Related project opportunities could add an additional $3.5 million annually, bringing the potential annual revenue impact to approx. $10 million (up to $30 million total over three years).”

In addition to continuing its ongoing design and engineering services, Beacon Solutions has been contracted to manage and perform all “moves, adds and changes” for low voltage infrastructure, including cabling, at the manufacturers companies across North America, Canada, and Puerto Rico. Covering over 120 facilities, work under the expanded contract will begin to be implemented within 30 days, requiring Beacon personnel to be placed on site at the customer’s facilities and/or strategically located at new Beacon satellite offices across the United States.

About Beacon Enterprise Solutions Group Inc.:

Beacon Enterprise Solutions is a single source provider for voice and data system design, installation and service. Through an integrated team approach, Beacon offers customers everything to make their communications run, from telecom infrastructure design, to software development, to voice/data/security system integration, system installation and maintenance, in addition to long distance, VoIP and Internet access service. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. While Beacon services customers globally, it is headquartered in Louisville, Ky., and has offices in Cincinnati and Columbus, Ohio; and Mangalore, India. Beacon is publicly traded (OTCBB Stock Symbol: BEAC). For more information, please visit www.askbeacon.com or contact the company at 502-657-3500 or investors@askbeacon.com.

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

     Source: Beacon Enterprise Solutions Group, Inc.
Contact: Paige Reh, 502-657-33506, investors@askbeacon.com

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